                                                                 EXHIBIT 99.2

                     RAYTHEON SAVINGS AND INVESTMENT PLAN

                    FOR SPECIFIED HOURLY PAYROLL EMPLOYEES


                             FINANCIAL STATEMENTS

             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



The supplemental schedules required to accompany the Plan's Form 5500 are not required since the Plan's assets are held in a Master Trust. Accordingly, detailed financial information, including the supplemental schedules, must be filed separately with the Department of Labor by the plan administrator.

                       REPORT OF INDEPENDENT ACCOUNTANTS







To the Board of Directors
Raytheon Company:



We have audited the accompanying statements of net assets available for plan benefits of the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees as of December 31, 1995 and 1994, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.



Boston, Massachusetts
May 31, 1996

                     RAYTHEON SAVINGS AND INVESTMENT PLAN
                    FOR SPECIFIED HOURLY PAYROLL EMPLOYEES

             STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                       as of December 31, 1995 and 1994

                                                                           1995                    1994
                                                                           ----                    ----
Assets:
        Investments, at contract value (Note E)                         $124,280,968            $125,437,662
        Investments, at fair value (Notes B, F and I)                    129,400,786              85,370,556

Receivables:
        Accrued investment income                                              3,245                   1,718
        Employee deferrals                                                   478,058                 298,819
        Employer contributions                                               175,162                  88,525

Cash and cash equivalents                                                  1,980,998               2,449,889
                                                                      --------------          --------------
        Total assets                                                     256,319,217             213,647,169
                                                                      --------------          --------------

Liabilities:
        Payable for outstanding purchases                                          -                  51,546
        Forfeitures                                                           73,581                  61,529
        Accrued expenses                                                       6,847                  27,818
                                                                      --------------          --------------
                Total liabilities                                             80,428                 140,893
                                                                      --------------          --------------
Net assets available for plan benefits                                  $256,238,789            $213,506,276
                                                                      ==============          ==============

The accompanying notes are an integral part of the financial statements.

                     RAYTHEON SAVINGS AND INVESTMENT PLAN
                    FOR SPECIFIED HOURLY PAYROLL EMPLOYEES

            STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN
                                   BENEFITS

             for the years ended December 31, 1995, 1994 and 1993

                                                            1995                    1994                    1993
                                                            ----                    ----                    ----
Additions to net assets attributable to:
    Investment income (Notes B, E and I):
        Change in net appreciation (depreciation)
        of investments                                  $ 22,581,631            $   (3,441,573)         $    7,282,777
        Interest                                           8,314,008                 7,408,632               7,379,266
        Dividends                                          1,714,175                 1,392,678               1,005,307
        Capital gains distributions                        1,186,179                 1,631,540                 236,720
                                                      --------------          ----------------        ----------------
                                                          33,795,993                 6,991,277              15,904,070
                                                      --------------          ----------------        ----------------
Contributions and deferrals:
        Employee deferrals                                25,644,135                25,890,394              26,966,573
        Employer contributions                             8,170,829                 8,335,813               9,262,714
        Other additions, net (Note H)                        118,713                     5,058                    -
                                                      --------------          ----------------        ----------------
                                                          33,933,677                34,231,265              36,229,287
                                                      --------------          ----------------        ----------------
                        Total additions                   67,729,670                41,222,542              52,133,357
                                                      --------------          ----------------        ----------------

Deductions from net assets attributable to:
        Benefits to and withdrawals by participants       21,943,134                16,033,076               9,159,020
        Administrative expenses                              117,145                   117,292                 193,265
        Other deductions, net (Note H)                     2,936,878                 1,784,260                 273,041
                                                      --------------          ----------------        ----------------
                        Total deductions                  24,997,157                17,934,628               9,625,326
                                                      --------------          ----------------        ----------------

Increase in net assets                                    42,732,513                23,287,914              42,508,031
                                                      --------------          ----------------        ----------------

Net assets, beginning of year                            213,506,276               190,218,362             147,710,331
                                                      --------------          ----------------        ----------------

Net assets, end of year                                 $256,238,789              $213,506,276            $190,218,362
                                                      ==============          ================        ================

The accompanying notes are an integral part of the financial statements.

                     RAYTHEON SAVINGS AND INVESTMENT PLAN
                    FOR SPECIFIED HOURLY PAYROLL EMPLOYEES

                         NOTES TO FINANCIAL STATEMENTS

A.      Description of Plan:
        -------------------

          General

          The following description of the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees (the "Plan") provides only general information. Participants should refer to the Plan agreement for a complete description of the Plan's provisions. The Plan is a defined contribution plan covering certain hourly payroll employees of Raytheon Company (the "Company") who are members of specified labor unions. To participate in the Plan, eligible employees must have three months of service and may enter the Plan only on the first day of each month. The purpose of the Plan is to provide participants with a tax-effective means of meeting both short and long-term investment objectives. The Plan is intended to be a "qualified cash or deferred arrangement" under Sections 401(a) and 401(k) of the Internal Revenue Code (the "Code"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The total number of participants in the Plan as of December 31, 1995 and 1994 were 14,090 and 12,160, respectively. Participants by fund were as follows as of December 31, 1995:

                        Guaranteed Income Fund          9,563
                        Equity Fund                     4,420
                        Raytheon Common Stock Fund      5,004
                        Stock Index Fund                2,914
                        Balanced Fund                   1,284

          Effective July 31, 1992, the Plan's investments were combined with the investments of other similar defined contribution plans of Raytheon Company and Subsidiaries Consolidated into the Raytheon Company Master Trust for Defined Contribution Plans ("Master Trust"). The trustee of the Master Trust maintains a separate account reflecting the equitable share in the Trust of each plan.

          Contributions and Deferrals

          Eligible employees were allowed to defer to the Plan up to 17% of their salaries effective January 1, 1994. The Company contributes amounts equal to 50% of each participant's deferral, up to a maximum of 3% of the participant's salary. As of December 31, 1995, the annual employee deferral for a participant cannot exceed $9,240. Rollover contributions from other qualified plans are accepted by the Plan. Participants may invest their deferrals in increments of 1% in any combination of five funds: (a) a Guaranteed Income Fund under which assets are invested primarily in contracts providing for fixed rates of interest for specified periods of time, (b) an Equity Fund which invests in shares of a mutual fund which consists primarily of income-producing equity securities, (c) a Raytheon Common Stock Fund which invests in shares of Raytheon Company Common Stock, (d) a Stock Index Fund which invests in a commingled pool consisting primarily of equity securities and is designed to track the S&P 500 Index and (e)

                     RAYTHEON SAVINGS AND INVESTMENT PLAN
                    FOR SPECIFIED HOURLY PAYROLL EMPLOYEES

                   NOTES TO FINANCIAL STATEMENTS, CONTINUED

          a Balanced Fund which invests in shares of a mutual fund which consists primarily of equity securities, bonds and money market instruments. Dividends and distributions from investments of the Raytheon Common Stock Fund, the Equity Fund and the Balanced Fund are reinvested in their respective funds; stock dividends, stock splits and similar changes are also reflected in the funds.

          Participant Accounts

          Each participant's account is credited with the participant's deferral, the Company's contribution and an allocation of Plan earnings. Plan earnings are allocated based on account balances by fund.

          Vesting

          Participants are immediately vested in their voluntary deferrals plus actual earnings thereon. Vesting requirements for employer contributions plus earnings thereon may vary depending upon when an employee became eligible to participate in the Plan. Vesting occurs upon completion of a certain period of service or upon retirement, death, disability, or attainment of retirement age. Forfeitures of the nonvested portions of terminated participants' accounts are used to reduce required contributions of the Company.

          Benefits and Withdrawals

          A participant may withdraw all or a portion of deferrals, employer contributions and related earnings upon attainment of age 59 1/2. For reasons of financial hardship, as defined in the Plan document, a participant may withdraw all or a portion of deferrals. On termination of employment, a participant will receive a lump-sum distribution unless the vested account is valued in excess of $3,500 and the participant elects to defer distribution. A retiree or a beneficiary of a deceased participant may defer the distribution to January of the following year.

          Loans to Participants

          A participant may borrow against a portion of the balance in the participant's account, subject to certain restrictions. The maximum amount of a loan is the lesser of one-half (1/2) of the participant's vested account balance or $50,000. The minimum loan which may be granted is $500. The interest rate applied is equal to the prime rate published in the WALL STREET JOURNAL on the first business day in June and December of each year. Loans must be repaid over a period of up to 5 years by means of payroll deductions. In certain cases, the repayment period may be extended up to 15 years. Interest paid to the Plan on loans to participants is credited to the borrower's account in the investment fund to which repayments are made.

                     RAYTHEON SAVINGS AND INVESTMENT PLAN
                    FOR SPECIFIED HOURLY PAYROLL EMPLOYEES

                   NOTES TO FINANCIAL STATEMENTS, CONTINUED


     Administrative Expenses

     Substantially all expenses of administering the Plan are paid by the Plan participants.

B.  Summary of Significant Accounting Policies:
    ------------------------------------------

    The Plan's investment contracts are valued at their contract value, defined as net contributions and deferrals plus interest earned on the underlying investments at contracted rates, which approximates fair value. Investments in mutual funds and the commingled pool are valued at the closing net asset value reported on the last business day of the year. Investments in securities (common stocks) traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Cash equivalents are short-term money market instruments and are valued at cost which approximates fair value.

    Security transactions are recorded on trade date. Except for its investment contracts (Note E), the Plan's investments are held by bank-administered trust funds. Payables for outstanding security transactions represent trades which have occurred but have not yet settled.

    The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

    Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.

    Benefits are recorded when paid.

    Certain items in the 1994 financial statements have been reclassified to conform to the 1995 presentation.

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of December 31, 1995 and 1994, as well as the reported amounts or revenues and expenses during the three years ended December 31, 1995. Actual results could differ from the estimates included in the financial statements.

C.  Federal Income Tax Status:
    -------------------------

    The Plan obtained its latest determination letter in June 1995 in which the Internal Revenue Service stated that the Plan, as submitted, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter.

                     RAYTHEON SAVINGS AND INVESTMENT PLAN
                    FOR SPECIFIED HOURLY PAYROLL EMPLOYEES

                   NOTES TO FINANCIAL STATEMENTS, CONTINUED

    However, the Plan administrator and the Plan's legal counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

D.  Plan Termination:
    ----------------

    Although it has not expressed any intention to do so, the Company reserves the right under the Plan at any time or times to discontinue its contributions and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, after payment of all expenses and proportional adjustment of accounts to reflect such expenses, fund losses or profits, and reallocations, the participant will become 100% vested in their account balances, including Company contributions.

E.  Investment Contracts:

    The Plan holds three collateralized fixed income investment portfolios (with no expiration date), two of which are managed by insurance companies and one of which is managed by an investment management firm. The credited interest rates are adjusted semiannually to reflect the experienced and anticipated yields to be earned on such investments, based on their book value. The average yield and credited interest rates were as follows:

                                                 Average             Credited
                                                 Yield            Interest Rate
                                                -------           -------------

     For year ended 12/31/95

     Bankers Trust                                6.67%                6.84%
     Metropolitan Life Insurance Company          6.46%                6.61%
     Prudential Asset Management Company          6.88%                6.86%

     For the year ended 12/31/94

     Bankers Trust                                6.19%                6.37%
     Metropolitan Life Insurance Company          6.26%                6.22%
     Prudential Asset Management Company          6.91%                6.89%


    The contract values are subject to limitations in certain situations including large work force reductions and Plan termination.

                     RAYTHEON SAVINGS AND INVESTMENT PLAN
                    FOR SPECIFIED HOURLY PAYROLL EMPLOYEES

                   NOTES TO FINANCIAL STATEMENTS, CONTINUED

F.      Related Party Transactions:
        --------------------------

        In accordance with the provisions of the Plan, Fidelity Management Trust Company (the "Trustee") acts as the Plan's agent for purchases and sales of shares of Raytheon Company Common Stock. For the years ended December 31, 1995, 1994 and 1993, purchases of Raytheon Company Common Stock amounted to $7,328,880, $2,411,818 and $3,468,690, respectively. Sales of Raytheon Company Common Stock amounted to $899,683, $605,934 and $701,287 in 1995, 1994 and 1993, respectively.

G.      Plant Transfers:
        ---------------

        Effective February 23, 1995, the accounts of certain employees of Amana Refrigeration, Inc. who participated in the Raytheon Employee Savings and Investment Plan were transferred into the Plan.

H.      Other Additions and Deductions:
        ------------------------------

        Other additions and deductions include transfers of participant accounts between the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees and the Raytheon Savings and Investment Plan, the Raytheon Employee Savings and Investment Plan and the Raytheon Savings and Investment plan for Puerto Rico Based Employees for those participants who changed plans during the year.

I.      Fund Data:

        The following is a summary of net assets  available for plan benefits by fund as of December 31:
                                                                                     1995
                                             --------------------------------------------------------------------------------------
                                             Guaranteed                 Raytheon      Stock
                                               income       Equity       Common       Index      Balanced     Loan
                                                Fund         Fund      Stock Fund     Fund         Fund       Fund        Total
                                              ---------     ------     ----------     -----      --------     ----        -----
Assets:
 Investments, at contract value:
  Bankers Trust                             $47,043,347                                                                  $47,043,347
  Prudential Life Insurance Company
    of America                               30,115,204                                                                   30,115,204
  Metropolitan Life Insurance Company        47,122,417                                                                   47,122,417

 Investments, at fair value:
  Fidelity Equity Income Fund
    (919,629 shares)                                     $34,881,511                                                      34,881,511
  Raytheon Company Common Stock (975,114
    shares)                                                           $46,074,144                                         46,074,144
  BT Pyramid Equity Index Fund (13,275
    shares)                                                                        $18,333,552                            18,333,552
  Fidelity Balanced Fund (451,051 shares)                                                       $6,098,210                 6,098,210
  Loans receivable from participants                                                                        $24,013,369   24,013,369
                                            -----------  -----------  -----------  -----------  ----------  -----------  -----------
               Total investments            124,280,968   34,881,511   46,074,144   18,333,552   6,098,210   24,013,369  253,681,754

 Receivables:
  Accrued Investment income                                                 2,343          902                                 3,245
  Employee deferrals                            274,757       67,970       72,402       45,751      17,178                   478,058
  Employer contributions                         98,350       22,859       34,437       14,122       5,394                   175,162

 Cash and cash equivalents                    1,424,498         -         371,859      184,641       -           -         1,980,998
                                            -----------  -----------  -----------  -----------  ----------  -----------  -----------
               Total assets                 126,078,573   34,972,340   46,555,185   18,578,968   6,120,782   24,013,369  256,319,217


Liabilities:
 Forfeitures                                     73,581        -           -            -            -           -            73,581
 Accrued expenses                                -             -           -             6,847       -           -             6,847
                                            -----------  -----------  -----------  -----------  ----------  -----------  -----------
               Total liabilities                 73,581        -           -             6,847       -           -            80,428
                                            -----------  -----------  -----------  -----------  ----------  ----------- ------------
Net assets available for plan benefits     $126,004,992  $34,972,340  $46,555,185  $18,572,121  $6,120,782  $24,013,369 $256,238,789
                                           ============  ===========  ===========  ===========  ==========  =========== ============

I.      Fund Data:

        The following is a summary of net assets  available for plan benefits by fund as of December 31:
                                                                                     1994
                                             --------------------------------------------------------------------------------------
                                             Guaranteed                 Raytheon      Stock
                                               income       Equity       Common       Index      Balanced     Loan
                                                Fund         Fund      Stock Fund     Fund         Fund       Fund        Total
                                              ---------     ------     ----------     -----      --------     ----        -----
Assets:
 Investments, at contract value:
  Bankers Trust                             $47,522,639                                                                  $47,522,639
  Prudential Life Insurance Company
    of America                               30,609,465                                                                   30,609,465
  Metropolitan Life Insurance Company        47,305,558                                                                   47,305,558


 Investments, at fair value:
  Fidelity Equity Income Fund
    (823,958 shares)                                     $25,295,510                                                      25,295,510
  Raytheon Company Common Stock (332,579
    shares)                                                           $21,243,461                                         21,243,461
  BT Pyramid Equity Index Fund (9,934
    shares)                                                                        $ 9,957,963                             9,957,963
  Fidelity Balanced Fund (518,952 shares)                                                       $6,377,914                 6,377,914
  Loans receivable from participants                                                                        $22,495,708   22,495,708
                                            -----------  -----------  -----------  -----------  ----------  -----------  -----------
               Total investments            125,437,662   25,295,510   21,243,461    9,957,963   6,377,914   22,495,708  210,808,218

 Receivables:
  Accrued Investment income                                                 1,206          512       -           -             1,718
  Employee deferrals                            179,078       35,799       30,593       37,894      15,455       -           298,819
  Employer contributions                         59,570       10,807        8,673        5,317       4,158       -            88,525

 Cash and cash equivalents                    2,062,868         -         278,568      108,453       -           -         2,449,889
                                            -----------  -----------  -----------  -----------  ----------  -----------  -----------
               Total assets                 127,739,178   25,342,116   21,562,501   10,110,139   6,397,527   22,495,708  213,647,169
                                            ===========  ===========   ==========  ===========  ==========  ===========  ===========
Liabilities:
 Payable for oustanding purchases                -             -           51,546       -            -           -            51,546
 Administrative expenses                         18,341        3,639        3,199        1,721         918       -            27,818
 Forfeitures                                     61,529        -           -            -            -           -            61,529
                                            -----------  -----------  -----------  -----------  ----------  -----------  -----------
               Total liabilities                 79,870        3,639       54,745        1,721         918       -           140,893
                                            -----------  -----------  -----------  -----------  ----------  ----------- ------------
Net assets available for plan benefits     $127,659,308  $25,338,477  $21,507,756  $10,108,418  $6,396,609  $22,495,708 $213,506,276
                                           ============  ===========  ===========  ===========  ==========  =========== ============


I.      Fund Data, Continued:
        --------------------

        The following is a summary of changes in net assets available for plan benefits by fund for the year ended December 31:

                                                                                  1995
                                   -------------------------------------------------------------------------------------------------
                                        Guaranteed                  Raytheon       Stock
                                          Income      Equity         Common        Index         Balanced      Loan
                                           Fund        Fund        Stock Fund       Fund           Fund        Fund       Total
                                   --------------   ---------     ------------     -----         --------     ------     -------
Additions to net assets
 attributable to:
  Investment income:
   Change in net appreciation
    (depreciation) of
      investments                                  $  6,073,021    $11,731,578    $ 4,211,631    $  565,401            $  22,581,631
   Interest                        $    8,274,476         -             28,746         10,786          -                   8,314,008
   Dividends                                -           813,398        635,561           -          265,216                1,714,175
   Capital gains distributions              -         1,186,179           -              -             -                   1,186,179
                                   --------------  ------------    -----------    -----------     ---------            -------------
                                        8,274,476     8,072,598     12,395,885      4,222,417       830,617               33,795,993
                                   --------------  ------------    -----------    -----------     ---------            -------------

Contributions and deferrals:
   Employee deferrals                  15,186,071     3,464,962      3,723,011      2,139,786     1,130,305               25,644,135
   Employer contributions               5,034,119     1,040,534      1,134,819        633,986       327,371                8,170,829
   Other additions, net                    57,799        21,719         21,841          7,820         9,534                  118,713
                                   --------------  ------------    -----------    -----------     ---------              -----------
                                       20,277,989     4,527,215      4,879,671      2,781,592     1,467,210               33,933,677
                                   --------------  ------------    -----------    -----------     ---------              -----------
      Total additions                  28,552,465    12,599,813     17,275,556      7,004,009     2,297,827               67,729,670
                                   --------------  ------------    -----------    -----------     ---------              -----------
Deductions from net assets attributable to:
   Benefits to and withdrawals by
    participants                       16,296,564     2,258,952      2,269,921        728,665       389,032               21,943,134
    Other deductions, net                 514,855       177,908        164,254        119,885        35,933 $ 1,924,043    2,936,878
    Administrative expenses                67,236        14,995         24,121          7,624         3,169        -         117,145
                                   --------------  ------------    -----------    -----------     --------- -----------  -----------
      Total deductions                 16,878,655     2,451,855      2,458,296        856,174       428,134   1,924,043   24,997,157
                                   --------------  ------------    -----------    -----------    ---------- ----------- ------------
Interfund transfers                   (13,328,126)     (514,095)    10,230,169      2,315,868    (2,145,520)  3,441,704        -
                                     ------------  ------------    -----------    -----------    ---------- ----------- ------------
Increase in net assets                 (1,654,316)    9,633,863     25,047,429      8,463,703      (275,827)  1,517,661   42,732,513
Net assets, beginning of year         127,659,308    25,338,477     21,507,756     10,108,418     6,396,609  22,495,708  213,506,276
                                     ------------  ------------    -----------    -----------    ---------- ----------- ------------
Net assets, end of year              $126,004,992   $34,972,340    $46,555,185    $18,572,121    $6,120,782 $24,013,369 $256,238,789
                                     ------------  ------------    -----------    -----------    ---------- ----------- ------------

I.      Fund Data, Continued:
        --------------------

        The  following is a summary of changes in net assets available for plan benefits by fund for the year ended December 31:
                                                                                    1994
                                 ---------------------------------------------------------------------------------------------------
                                  Guaranteed                 Raytheon        Stock
                                    Income      Equity        Common         Index         Balanced        Loan
                                     Fund        Fund       Stock Fund        Fund           Fund          Fund           Total
                                 -----------  -----------    ----------    -----------     ---------       ----       --------------

Additions to net assets
    attributable to:
 Investment income:
  Change in net appreciation
   (depreciation) of
     investments                              $(2,343,460)   $ (646,461)   $   136,803     $(588,455)                 $  (3,441,573)

  Interest                       $ 7,395,467        -             9,484          3,681          -                         7,408,632
  Dividends                          -            729,374       456,166           -          207,138                      1,392,678
  Capital gains distributions        -          1,631,540          -              -             -                         1,631,540
                                 -----------  -----------    ----------    -----------     ---------                  --------------
                                   7,395,467       17,454      (180,811)       140,484      (381,317)                     6,991,277
                                 -----------  -----------    ----------    -----------     ---------                  --------------
 Contributions and deferrals:
  Employee deferrals              16,032,713    3,470,698     2,940,576      1,897,320     1,549,087                     25,890,394
  Employer contributions           5,364,007    1,056,998       927,180        567,354       420,274                      8,335,813
  Other additions, net               -              -              -              -            5,058                          5,058
                                 -----------  -----------    ----------    -----------     ---------                  --------------
                                  21,396,720    4,527,696     3,867,756      2,464,674     1,974,419                     34,231,265
                                 -----------  -----------    ----------    -----------     ---------                  --------------
       Total additions            28,792,187    4,545,150     3,686,945      2,605,158     1,593,102                     41,222,542
                                 -----------  -----------    ----------    -----------     ---------                  --------------
Deductions from net assets
    attributable to:
  Benefits to and withdrawals by
   participants                   11,869,555    1,508,782     1,765,481        586,126       303,132                     16,033,076
  Other deductions, net               21,737        9,482        26,965          3,653          -        $1,722,423       1,784,260
  Administrative expenses             81,603       15,058        10,236          5,974         4,421          -             117,292
                                 -----------  -----------    ----------    -----------     ---------     ----------   --------------
       Total deductions           11,972,895    1,533,322     1,802,682        595,753       307,553      1,722,423      17,934,628
                                 -----------  -----------    ----------    -----------     ---------     ----------   --------------
Interfund transfers               (5,679,044)      49,548     1,120,542       (593,306)      250,967      4,851,293           -
                                 -----------  -----------    ----------    -----------     ---------     ----------   --------------
Increase in net assets            11,140,248    3,061,376     3,004,805      1,416,099     1,536,516      3,128,870      23,287,914
Net assets, beginning of year    116,519,060   22,277,101    18,502,951      8,692,319     4,860,093     19,366,838     190,218,362
                                 -----------  -----------    ----------    -----------     ---------     ----------   --------------
Net assets, end of year         $127,659,308  $25,338,477   $21,507,756    $10,108,418    $6,396,609    $22,495,708    $213,506,276
                                 -----------  -----------    ----------    -----------     ---------     ----------   --------------

                                   Continued

I.      Fund Data, Continued:

        The  following is a summary of changes in net assets  available for plan benefits by fund for the year ended December 31:
                                                                              1993
                                     ------------------------------------------------------------------------------------------

                                     Guaranteed                  Raytheon        Stock
                                       Income       Equity        Common         Index       Balanced         Loan
                                        Fund         Fund       Stock Fund       Fund          Fund           Fund        Total
                                     ----------    --------     ----------     -------       ---------      -------      -------
Additions to net assets
  attributable to:
 Investment income:
   Change in net appreciation
    (depreciation) of
     investments                         -         $ 2,772,150  $ 3,747,423   $  710,579   $  52,625                   $  7,282,777
   Interest                          $ 7,371,272         -            5,455        2,539       -                          7,379,266
   Dividends                             -             689,705      192,719         -        122,883                      1,005,307
   Capital gains distributions           -              76,695         -            -        160,025                        236,720
                                     -----------   -----------  -----------   ----------   ---------                   ------------
                                       7,371,272     3,538,550    3,945,597      713,118     335,533                     15,904,070
                                     -----------   -----------  -----------   ----------   ---------                   ------------
 Contributions and deferrals:
   Employee deferrals                 18,741,136     3,180,274    2,276,155    2,018,935     750,073                     26,966,573
   Employer contributions              6,607,442     1,039,483      785,680      621,048     209,061                      9,262,714
                                     -----------   -----------  -----------   ----------   ---------                    ------------
                                      25,348,578     4,219,757    3,061,835    2,639,983     959,134                     36,229,287
                                     -----------   -----------  -----------   ----------   ---------                    ------------
         Total additions              32,719,850     7,758,307    7,007,432    3,353,101   1,294,667                     52,133,357
                                     -----------   -----------  -----------   ----------   ---------                    ------------

Deductions from net assets attributable to:
   Benefits to and withdrawals
    by participants                    7,091,667       830,158      882,203      290,231      64,761                     9,159,020
   Other deductions, net                 169,114        32,744       52,368       18,523         292                       273,041
   Administrative expenses               137,540        23,380       18,966        9,416       3,963                       193,265
                                     -----------   -----------  -----------   ----------   ---------                   ------------
         Total deductions              7,398,321       886,282      953,537      318,170      69,016                     9,625,326
                                     -----------   -----------  -----------   ----------   ---------                   ------------

Interfund transfers                   (9,310,015)      148,941      261,420     (630,442)  3,634,442     $ 5,895,654         -
                                     -----------   -----------  -----------   ----------   ---------     -----------   ------------
Increase in net assets                16,011,514     7,020,966    6,315,315    2,404,489   4,860,093       5,895,654    42,508,031
Net assets, beginning of year        100,507,546    15,256,135   12,187,636    6,287,830       -          13,471,184   147,710,331
                                     -----------   -----------  -----------   ----------   ---------     -----------   ------------
Net assets, end of year             $116,519,060   $22,277,101  $18,502,951   $8,692,319  $4,860,093     $19,366,838  $190,218,362
                                    ------------   -----------  -----------   ----------   ---------     -----------   ------------

J.      Master Trust:

As of December 31, 1995 and 1994, all plan investments are included under the Master Trust. At December 31, 1995, assets of the Plan represented 10.4% of the total assets under the Master Trust. This was down from 10.7% at December 31, 1994. The following is a summary of net assets available for plan benefits by fund under the Master Trust as of December 31:

                                                                                             1995
                                                              ----------------------------------------------------------------
                                                           Guaranteed                      Raytheon         Stock
                                                             Income         Equity          Common          Index        Balanced
                                                              Fund           Fund         Stock Fund         Fund          Fund
                                                           ----------       ------        ----------         ----        --------
Assets:
   Investments, at contract value:
      Bankers Trust                                     $ 355,570,494
      Prudential Insurance Company of America             227,621,525
      Metropolitan Life Insurance Company                 356,168,133

    Investments, at fair value:
      Fidelity Equity Income Fund (12,407,312 shares)                     $ 470,609,321
      Raytheon Company Common Stock (12,011,039 shares)                                  $ 567,521,593
      BT Pyramid Equity Index Fund (162,981 shares)                                                     $ 225,079,988
      Fidelity Balanced Fund (7,645,074 shares)                                                                        $ 103,361,407

      Loans receivable from participants
                                                        -------------     -------------  -------------  -------------  -------------
          Total investments                               939,360,152       470,609,321    567,521,593    225,079,988    103,361,407

Receivables:
  Accrued investment income                                                                     28,854         11,081

Cash and cash equivalents                                  10,766,863                        4,580,403      2,266,827
                                                        -------------     -------------  -------------  -------------  ------------
          Total assets                                    950,127,015       470,609,321    572,130,850    227,357,896   103,361,407

Liabilities:

          Total liabilities                                  -                  -               -             -             -
                                                        -------------     -------------  -------------  -------------  ------------
Net assets available for plan benefits                   $ 950,127,015    $ 470,609,321  $ 572,130,850  $ 227,357,896 $ 103,361,407
                                                        ==============    =============  =============  ============= =============
Percentage of plan assets included under
  the Master Trust                                           13.2%            7.4%            8.1%            8.2%         5.9%

                                                                    Loan
                                                                    Fund             Total
                                                                    ----             -----
Assets:
   Investments, at contract value:

      Bankers Trust                                                              $ 355,570,494
      Prudential Insurance Company of America                                      227,621,525
      Metropolitan Life Insurance Company                                          356,168,133

    Investments, at fair value:
      Fidelity Equity Income Fund (12,407,312 shares)                              470,609,321
      Raytheon Company Common Stock (12,011,039 shares)                            567,521,593
      BT Pyramid Equity Index Fund (162,981 shares)                                225,079,988
      Fidelity Balanced Fund (7,645,074 shares)                                    103,361,407
      Loans receivable from participants                     $ 130,012,819         130,012,819
                                                             -------------      --------------
          Total investments                                    130,012,819       2,435,945,280

Receivables:
  Accrued investment income                                                             39,935

Cash and cash equivalents                                                           17,614,093
                                                             -------------      --------------
          Total assets                                         130,012,819       2,453,599,308

Liabilities:

          Total liabilities                                        -                   -
                                                             -------------      --------------
Net assets available for plan benefits                       $ 130,012,819     $ 2,453,599,308
                                                             =============     ===============
Percentage of plan assets included under
  the Master Trust                                               18.5%              10.4%



        ------------------------

        The following is a summary of net assets available for plan benefits by fund under the Master Trust as of December 31:

                                                                                  1994
                                   -------------------------------------------------------------------------------------------------

                                      Guaranteed                  Raytheon        Stock
                                       Income        Equity         Common        Index        Balanced      Loan
                                        Fund          Fund        Stock Fund       Fund         Fund        Fund           Total
                                   --------------  -----------   ------------     -----       --------     ------         -------
Assets:
  Investments, at contract value:
    Bankers Trust                  $ 363,462,005                                                                        363,462,005
    Prudential Insurance
       Company of America            234,106,898                                                                        234,106,898
    Metropolitan Life Insurance
       Company                       361,801,731                                                                        361,801,731

  Investments, at fair value:
    Fidelity Equity Income Fund
        (10,843,663 shares)                 -      $332,900,446                                                         332,900,446
    Raytheon Company Common Stock
        (5,052,810 shares)                  -             -     $322,748,238                                            322,748,238
    BT Pyramid Equity Index Fund
        (123,405 shares)                    -             -             -     $123,699,986                              123,699,986
    Fidelity Balanced Fund
        (8,610,351 shares)                  -             -             -              -   $105,826,958                 105,826,958
    Loans receivable from
         participants                       -                                                           $123,811,382    123,811,382
                                   --------------  ------------  ------------  ----------- ----------- -------------  -------------
         Total Investments           959,370,634    332,900,446  322,748,238   123,699,986  105,826,958  123,811,382  1,968,357,644

Receivables:
    Accrued investment income                                         18,327         6,363                     -             24,690

Cash and cash equivalents             15,777,199         -         4,232,020     1,347,221        -            -         21,356,440
                                   --------------  ------------  -----------   ----------- ------------ ------------  -------------
         Total assets                975,147,833    332,900,446  326,998,585   125,053,570  105,826,958  123,811,382  1,989,738,774

Liabilities:
    Payable for outstanding
     purchases                             -              -          783,126         -            -            -            783,126
                                   --------------  ------------  -----------   ----------- ------------ ------------  -------------
        Total liabilities                  -              -          783,126         -            -            -            783,126
                                   --------------  ------------  -----------   ----------- ------------ ------------  -------------
Net assets available for
    plan benefits                  $  975,147,833  $332,900,446 $326,215,459  $125,053,570 $105,826,958 $123,811,382 $1,988,955,648
                                   ==============  ============ ============= ============ ============ ============ ==============

Percentage of plan assets included
under the Master Trust                  13.1%            7.6%         6.6%          8.1%         6.0%       18.2%         10.7%


    -----------------------

    The following is a summary of the changes in net assets by fund under the Master Trust as of December 31:

                                                  Guaranteed              Raytheon
                                                    Income                 Equity              Common
                                                     Fund                   Fund             Stock Fund
                                                 ------------            ----------        --------------
1995:
  Investment income:
     Change in appreciation (depreciation) of
         investments                                                    $  73,248,498        $ 148,529,866
     Interest                                   $  63,061,904                    -                 330,559
     Dividends                                           -                 11,010,111            7,828,571
     Capital gains distributions                         -                 39,117,479                 -
                                                -------------           -------------        -------------
  Total investment income                       $  63,061,904           $ 123,376,088        $ 156,688,996
                                                =============           =============        =============

1994:
  Investment income:
     Change in appreciation (depreciation)
         of investments                                  -                (34,214,567)         (17,318,026)
     Interest                                      57,046,896                    -                 143,416
     Dividends                                           -                  9,504,997            6,930,447
     Capital gains distributions                         -                 21,354,374                 -
                                                -------------           -------------        -------------
  Total investment income                       $  57,046,896           $  (3,355,196)       $ (10,244,163)
                                                =============           =============        =============



                                                            Stock
                                                            Index               Balanced
                                                             Fund                 Fund                Total
                                                        -------------        --------------       ------------
1995:
  Investment income:
     Change in appreciation (depreciation) of
         investments                                    $  45,735,616        $  10,504,382        $  278,018,362
     Interest                                                 152,395                 -               63,544,858
     Dividends                                                                   4,503,326            23,342,008
     Capital gains distributions                                 -                    -               39,117,479
                                                        -------------         ------------         -------------
  Total investment income                              $   45,888,011        $  15,007,708       $   404,022,707
                                                        =============           =============        =============


1994:
  Investment income:
     Change in appreciation (depreciation)
         of investments                                      (461,152)          (7,961,156)         (59,954,901)
     Interest                                                  45,820                 -              57,236,132
     Dividends                                                   -               3,364,162           19,799,606
     Capital gains distributions                                 -                    -              21,354,374
                                                       --------------        --------------      --------------
  Total investment income                              $     (415,332)       $  (4,596,994)      $   38,435,211
                                                       ===============       ==============      ==============